UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2022
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director
On June 29, 2022, Henry Yeagley, a member of the Krispy Kreme, Inc. (the “Company”) Board of Directors (the “Board”), submitted his resignation to Catherine Tang, the Company’s Corporate Secretary. Mr. Yeagley was also a member of the Board’s Audit & Finance Committee.

Mr. Yeagley’s transition was not caused, in whole or in part, by a disagreement with the Company or the Board. Mr. Yeagley’s resignation was effective on June 30, 2022.

The Company wishes to thank Mr. Yeagley for almost six years of contributions to the Board. The Board also notes all of the efforts and dedication that Mr. Yeagley brought to his service to the Company and wishes him continued success in the future.

Election of Director
On June 30, 2022, Gerhard Pleuhs was elected to the Board. Mr. Pleuhs has been named to the Board’s Audit & Finance Committee and Remuneration & Nomination Committee.

Mr. Pleuhs will participate in the Company’s director compensation program. A complete description of the Company’s director compensation program is set forth in the Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2022 (“Compensation Discussion and Analysis – Director Compensation Table”), incorporated herein by this reference.

Mr. Pleuhs is not a party to any transaction with the Company that would be reportable Item 404(a) of Regulation S-K under the Securities Act of 1933. Mr. Pleuhs is not a party to any material plan, contract or arrangement in connection with his election to the Board.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed by the Company in its Proxy Statement and the Form 8-K filed with the Commission on February 11, 2022, an independent director, Mr. Carl Lee, did not stand for re-election at the Company’s Annual Meeting of Shareholders held May 17, 2022 (the “Annual Meeting”). Prior to the Annual Meeting, the Board had a majority of independent directors, then having seven independent directors and six non-independent directors. After the Annual Meeting, the Board no longer satisfied Listing Rule 5605(b)(1) of The Nasdaq Stock Market (“Nasdaq”), which required a majority of independent directors. However, Listing Rule 5615(b)(1) provided an exemption for one year following the Company’s initial public offering, which ended July 1, 2022.

On July 6, 2022, the Company received a letter from Nasdaq notifying the Company of non-compliance with Listing Rule 5605(b)(1). As previously disclosed in the Proxy Statement, the Company is aware that the Board must have a majority of independent directors within the cure period as provided by Listing Rule 5605(b)(1)(A). The Nasdaq letter confirmed that it will provide the Company a cure period in order to regain compliance. The cure period will end on the earlier of the Company’s next annual meeting of shareholders or May 17, 2023 (unless such meeting is held prior to November 14, 2022, in which case the cure period will end on November 14, 2022).

The Board is evaluating options to achieve compliance within the cure period, and fully expects to regain compliance within the requisite time. The Company is in compliance with all other Nasdaq continued listing standards, including the requirement that certain of the Board's committees be comprised solely of independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: July 6, 2022

By:    /s/ Catherine Tang

Name:	Catherine Tang
Title:	Chief Legal Officer & Corporate Secretary